Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2010 RESULTS

NEW YORK, N.Y., November 9, 2010 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the third quarter of fiscal 2010 and updated its fiscal 2010 earnings guidance.

Third quarter 2010 highlights:

•	Revenues of $330.6 million, up 3.5% on a constant currency basis versus the prior year period, and global paid weeks up 10.7%

•	North American meeting revenues of $156.9 million, up 2.5% versus the prior year period, with meeting paid weeks up 2.8%

•	Internet revenues of $60.5 million, up 21.7% versus the prior year period, with Online paid weeks up 26.0% and end of period active Online subscribers up 27.4%

•	EPS of $0.59 includes a $0.05 charge per fully diluted share associated with the pending settlement of a California lawsuit not previously included in the Company’s prior guidance range

“In the third quarter, I was pleased by the robust revenue growth in our WeightWatchers.com business and the further strengthening of our North American meeting operations,” commented David Kirchhoff, President and Chief Executive Officer of the Company. “We continued to invest in our strategic initiatives which, together with the upcoming program innovations, are laying the groundwork for future growth.”

“Regarding our EPS outlook for the year,” added Kirchhoff, “we are providing a new range of $2.42 to $2.47 per fully diluted share. This new earnings guidance now includes a $0.05 charge for the pending settlement of a California lawsuit, which was not included in our prior guidance range of $2.35 to $2.50 per fully diluted share.”

Q3 Fiscal 2010 Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended		% Change	Three Months Ended		% Change
	October 2, 2010	October 3, 2009		October 2, 2010	October 3, 2009
Net Income / EPS	$44.4	$ 52.6	-15.5%	$0.59	$ 0.68	-13.4%
Adjustments
U.K. Self-Employment Tax Ruling	—	-$ 0.7		—	-$ 0.01

Adjusted Net Income / EPS	$44.4	$ 51.8	-14.3%	$0.59	$ 0.67	-12.2%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release and the reconciliations included elsewhere in this release for further detail on adjustments to GAAP financial measures.

Third quarter fiscal 2010 net income was $44.4 million versus $52.6 million in the prior year period. Earnings per fully diluted share (EPS) for Q3 2010 were $0.59 versus $0.68 in the prior year period. Included in the third quarter of fiscal 2010 results was a $0.05 charge per fully diluted share associated with the pending settlement of a California lawsuit (discussed below). Third quarter fiscal 2010 results also included $0.03 per fully diluted share of expense related to the upcoming program innovations and $0.02 per fully diluted share related to increased year-over-year interest expense.

In September 2009, a lawsuit was filed in California by one of the Company’s service providers alleging violations of certain California wage and hour laws and seeking unpaid wages and certain other damages on behalf of herself, and, if approved by the court, other California service providers. In October 2010, the parties reached an agreement in principle to settle this matter in its entirety and, accordingly, the Company has recorded a reserve with respect to this matter of $6.5 million (pre-tax), or $0.05 per fully diluted share. The proposed settlement is subject to agreement on final documentation and is dependent upon final approval of the court.

In addition, as previously reported, the Company received an adverse tax court ruling in February 2010 with regard to leader self-employment status in the UK. This ruling resulted in a charge to the fourth quarter of fiscal 2009, $1.1 million (pre-tax) of which related to Q3 2009. This adverse ruling also has an ongoing similar impact on earnings in each subsequent quarter. Adjusting Q3 2009 for comparability reduces Q3 2009 EPS by $0.01 per fully diluted share to $0.67 per fully diluted share.

Q3 2010 Global Results

(in millions except percentages)	Three Months Ended			% Change	% Change Adjusted for
	October 2, 2010	October 3, 2009			Constant Currency
Revenues	$330.6		$324.5	1.9%	3.5%
Operating Income	$90.4		$101.2	-10.7%	-9.2%
Adjustments
U.K. Self-Employment Tax Ruling	—	-$	1.1

Adjusted Operating Income	$90.4		$100.2	-9.7%	-8.3%
Total Paid Weeks	34.3		31.0	10.7%	N/A
Meeting Paid Weeks	20.8		20.3	2.6%	N/A
Online Paid Weeks	13.5		10.7	26.0%	N/A
Attendance	11.6		12.2	-4.8%	N/A

Third quarter 2010 revenues increased 3.5% on a constant currency basis versus the prior year period, primarily driven by strong performance in the WeightWatchers.com business and growth in the North American meeting business.

Operating income for Q3 2010 was $90.4 million, down 9.2% on a constant currency basis versus the prior year period. After adjusting Q3 2009 operating income to add $1.1 million of charges associated with the UK self-employment tax court ruling, Q3 2010 operating income would have decreased $8.3 million on a constant currency basis, which includes a $6.5 million charge for the pending settlement of the California lawsuit.

Q3 2010 NACO Performance

	Three Months Ended		% Change
(in millions except percentages)	October 2, 2010	October 3, 2009
Meeting Revenues	$156.9	$153.1	2.5%
Meeting Paid Weeks	13.2	12.8	2.8%
Attendance	7.0	7.2	-3.8%

Third quarter 2010 revenues for the North American meeting business (NACO) were up 2.5% versus the prior year period on the continued strength of its new marketing campaign and strong retention demonstrated by purchasers of the Monthly Pass commitment plan. Meeting paid weeks increased 2.8% in Q3 2010 versus the prior year period as compared to declines of 1.8% and 8.0% in Q2 2010 and Q1 2010, respectively. Attendance versus the prior year period declined 3.8% in Q3 2010 as compared to a decline of 10.9% in the first half of 2010.

Q3 2010 International Performance

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for
	October 2, 2010	October 3, 2009		Constant Currency
International Meeting Revenues	$85.9	$91.3	-5.9%	-0.5%
UK Meeting Revenues	$33.3	$37.6	-11.4%	-6.5%
CE Meeting Revenues	$41.8	$42.9	-2.5%	6.4%
International Meeting Paid Weeks	7.7	7.5	2.4%	N/A
UK Meeting Paid Weeks	4.0	4.0	0.5%	N/A
CE Meeting Paid Weeks	2.9	2.8	4.1%	N/A
International Attendance	4.6	4.9	-6.2%	N/A
UK Attendance	2.4	2.7	-9.4%	N/A
CE Attendance	1.7	1.8	-2.1%	N/A

Third quarter 2010 International meeting revenues were relatively flat on a constant currency basis, with growth in Continental Europe (CE) offsetting UK shortfalls.

•

UK: Q3 2010 UK meeting paid weeks were up 0.5% versus the prior year period due to increased penetration of the Monthly Pass commitment plan. Third quarter 2010 UK meeting revenues decreased 6.5% on a constant currency basis versus the prior year period primarily as a result of year-over-year higher UK value-added tax rates and lower product sales in anticipation of the upcoming program innovation launch.

•

CE: Q3 2010 CE meeting revenues were up 6.4% on a constant currency basis versus the prior year period. Benefits of the ProPoints® innovation launches drove a 4.1% increase in meeting paid weeks. The decrease in attendance of 2.1% versus the prior year period was largely due to competition in France.

Q3 2010 WeightWatchers.com Performance

(in millions except percentages and as noted)	Three Months Ended		% Change	% Change Adjusted for
	October 2, 2010	October 3, 2009		Constant Currency
Internet Revenues	$60.5	$49.7	21.7%	22.5%
Online Paid Weeks	13.5	10.7	26.0%	N/A
End of Period Active Online Subscribers (in thousands)	1,051.0	825.0	27.4%	N/A

The WeightWatchers.com business continued to deliver double-digit top-line growth in the third quarter of 2010 versus the prior year period, with internet revenues up 22.5% on a constant currency basis and Online paid weeks up 26.0%.

End of period active Online subscribers grew globally by 27.4% versus the prior year period. Growth in the WeightWatchers.com business continued to be fueled by successful advertising in the US, additional marketing in other select geographies and the beneficial impact of the new ProPoints innovation in CE.

First Nine Months of 2010 Summary

	Net Income (in millions)			Fully Diluted EPS
	Nine Months Ended		% Change	Nine Months Ended		% Change
	October 2, 2010	October 3, 2009		October 2, 2010	October 3, 2009
Net Income / EPS	$145.3	$ 158.6	-8.4%	$1.90	$ 2.06	-7.7%
Adjustments
U.K. Self-Employment Tax Ruling	—	-$ 2.2		—	-$ 0.03
Restructuring Charges	—	$ 3.1		—	$ 0.04

Adjusted Net Income / EPS	$145.3	$ 159.5	-8.9%	$1.90	$ 2.07	-8.2%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release and the reconciliations included elsewhere in this release for further detail on adjustments to GAAP financial measures.

Net income for the first nine months of fiscal 2010 was $145.3 million versus $158.6 million in the prior year period. EPS for the first nine months of 2010 were $1.90 versus $2.06 in the prior year period. Included in the first nine months of fiscal 2010 result was a $0.05 charge per fully diluted share associated with the pending settlement of the California lawsuit and $0.06 per fully diluted share in increased interest expense compared to the prior year period.

First Nine Months of 2010 Global Results

(in millions except percentages)	Nine Months Ended			% Change	% Change Adjusted for
	October 2, 2010	October 3, 2009			Constant Currency
Revenues	$1,095.3		$1,087.6	0.7%	0.1%
Operating Income	$294.0		$306.4	-4.0%	-3.9%
Adjustments
U.K. Self-Employment Tax Ruling	—	-$	3.2
Restructuring Charges	—		$5.1

Adjusted Operating Income	$294.0		$308.3	-4.6%	-4.5%
Total Paid Weeks	105.9		99.7	6.2%	N/A
Meeting Paid Weeks	66.9		67.2	-0.4%	N/A
Online Paid Weeks	39.0		32.5	19.9%	N/A
Attendance	40.1		43.4	-7.4%	N/A

Revenues for the first nine months of 2010 were essentially flat on a constant currency basis versus the prior year period. The strength in the WeightWatchers.com business, the benefit of new program innovation launches in CE, and improved NACO meeting business performance in Q2 2010 and Q3 2010 were largely offset by first quarter revenue declines in the NACO meeting business and the weak performance of the UK meeting business. Operating income for the first nine months of 2010 was $294.0 million, down 3.9% on a constant currency basis versus the prior year period.

Full Year Fiscal 2010 Earnings Guidance

The Company has updated its full year fiscal 2010 earnings guidance to a range of $2.42 to $2.47 per fully diluted share. This new earnings guidance range now includes a $0.05 charge per fully diluted share associated with the pending settlement of the California lawsuit, which was not included in the Company’s prior guidance range of $2.35 to $2.50 per fully diluted share.

Third Quarter 2010 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer of the Company, and Ann Sardini, Chief Financial Officer of the Company, will discuss third quarter 2010 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Net income, operating income and earnings per fully diluted share are discussed in this release both as reported (on a GAAP basis) and, as adjusted (on a non-GAAP basis), with respect to the third quarter and first nine months of fiscal 2009, to include the impact of the previously reported adverse UK tax court ruling relating to the self-employment status of the Company’s UK leaders and, with respect to the first nine months of fiscal 2009, to exclude the impact of the restructuring charges associated with the Company’s previously reported cost savings initiatives. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and its investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds almost 50,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees and licensees; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; risks associated with unauthorized penetration of the Company’s information security; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	October 2,	January 2,
	2010	2010
ASSETS
Current assets	$209.1	$199.9
Property and equipment, net	31.8	36.0
Goodwill, franchise rights and other intangible assets, net	844.1	841.6
Deferred financing costs, other	18.1	10.0

TOTAL ASSETS	$1,103.1	$1,087.5

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$587.0	$536.0
Long-term debt	1,164.2	1,238.0
Deferred income taxes	47.5	34.6
Other	12.6	12.2

TOTAL LIABILITIES	$1,811.3	$1,820.8

Shareholders’ deficit	(712.7)	(736.5)
Noncontrolling interest	4.5	3.2

TOTAL DEFICIT	(708.2)	(733.3)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,103.1	$1,087.5

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months
	October 2, 2010	October 3, 2009
	Reported Results	Reported Results	Impact of U.K. Self - Employment Ruling	Adjusted Results
Revenues, net	$330.6	$324.5	$—	$324.5
Cost of revenues	152.1	146.5	1.1	147.6

Gross profit	178.5	178.0	(1.1)	176.9
Marketing expenses	39.4	35.8	—	35.8
Selling, general and administrative expenses	48.6	40.9	—	40.9

Operating income	90.4	101.2	(1.1)	100.2
Interest expense	19.0	16.7	—	16.7
Other expense (income), net	(0.6)	(0.4)	—	(0.4)

Income before income taxes	72.0	85.0	(1.1)	84.0
Provision for income taxes	28.0	33.0	(0.3)	32.7

Net income	44.0	52.0	(0.7)	51.3
Net income attributable to the noncontrolling interest	0.4	0.6	—	0.6

Net income attributable to WWI	$44.4	$52.6	$(0.7)	$51.8

Earnings Per Share attributable to WWI:
Basic	$0.59	$0.68	$(0.01)	$0.67

Diluted	$0.59	$0.68	$(0.01)	$0.67

Weighted average common shares outstanding:
Basic	75.1	77.0	77.0	77.0

Diluted	75.3	77.2	77.2	77.2

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Nine Months Ended
	October 2, 2010	October 3, 2009
	Reported Results	Reported Results	Impact of Restructuring	Impact of U.K. Self - Employment Ruling	Adjusted Results
Revenues, net	$1,095.3	$1,087.6	$—	$—	$1,087.6
Cost of revenues	493.4	490.0	—	3.2	493.2

Gross profit	601.9	597.6	—	(3.2)	594.4
Marketing expenses	170.6	163.5	—	—	163.5
Selling, general and administrative expenses	137.3	127.7	(5.1)	—	122.6

Operating income	294.0	306.4	5.1	(3.2)	308.3
Interest expense	57.3	50.4	—	—	50.4
Other expense (income), net	1.0	(0.4)	—	—	(0.4)

Income before income taxes	235.7	256.4	5.1	(3.2)	258.4
Provision for income taxes	91.7	99.7	2.0	(0.9)	100.8

Net income	144.0	156.7	3.1	(2.2)	157.6
Net income attributable to the noncontrolling interest	1.3	1.9	—	—	1.9

Net income attributable to WWI	$145.3	$158.6	$3.1	$(2.2)	$159.5

Earnings Per Share attributable to WWI:
Basic	$1.90	$2.06	$0.04	$(0.03)	$2.07

Diluted	$1.90	$2.06	$0.04	$(0.03)	$2.07

Weighted average common shares outstanding:
Basic	76.3	77.0	77.0	77.0	77.0

Diluted	76.5	77.1	77.1	77.1	77.1

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	October 2, 2010	October 3, 2009
Total Revenues (in $ millions)
Meeting Fees	190.6	191.5
In-Meeting Product Sales	52.2	52.9
Internet Revenues	60.5	49.7
All Other	27.3	30.4

Total Revenues	330.6	324.5
North America (in $ millions)
Meeting Fees	128.9	126.3
In-Meeting Product Sales	28.0	26.8

Total	156.9	153.1
International (in $ millions)
Meeting Fees	61.7	65.2
In-Meeting Product Sales	24.2	26.1

Total	85.9	91.3
Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	13.2	12.8
UK Meeting Paid Weeks	4.0	4.0
CE Meeting Paid Weeks	2.9	2.8
Other Meeting Paid Weeks	0.7	0.7

Sub-total Meeting Paid Weeks	20.8	20.3
Online Paid Weeks	13.5	10.7

Total Paid Weeks	34.3	31.0
Attendance (in millions)
North America	7.0	7.2
UK	2.4	2.7
CE	1.7	1.8
Other	0.5	0.5

Total Attendance	11.6	12.2
WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	1,051	825

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Nine Months Ended
	October 2, 2010	October 3, 2009
Total Revenues (in $ millions)
Meeting Fees	623.0	633.4
In-Meeting Product Sales	200.4	202.6
Internet Revenues	176.4	148.4
All Other	95.6	103.2

Total Revenues	1,095.3	1,087.6
North America (in $ millions)
Meeting Fees	414.8	427.3
In-Meeting Product Sales	105.0	103.6

Total	519.7	530.9
International (in $ millions)
Meeting Fees	208.3	206.1
In-Meeting Product Sales	95.4	99.0

Total	303.7	305.1
Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	41.5	42.6
UK Meeting Paid Weeks	12.5	12.6
CE Meeting Paid Weeks	10.7	9.8
Other Meeting Paid Weeks	2.2	2.2

Sub-total Meeting Paid Weeks	66.9	67.2
Online Paid Weeks	39.0	32.5

Total Paid Weeks	105.9	99.7
Attendance (in millions)
North America	23.4	25.7
UK	8.3	9.2
CE	6.9	6.8
Other	1.5	1.6

Total Attendance	40.1	43.4
WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	1,051	825

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

							Q3 2010 Variance
	Q3 2010			Q3 2009			2010 GAAP		2010 Constant Currency
		Currency	Constant				vs 2009	vs 2009	vs 2009	vs 2009
	GAAP	Adjustment	Currency	GAAP	Adjustments*	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Selected Financial Data
Consolidated Company Revenues	$330.6	$5.4	$336.0	$324.5	—	$324.5	1.9%	1.9%	3.5%	3.5%
NACO
Meeting Revenues	$156.9	$(0.4)	$156.5	$153.1	—	$153.1	2.5%	2.5%	2.2%	2.2%
Total Revenues	$168.7	$(0.4)	$168.3	$164.9	—	$164.9	2.3%	2.3%	2.1%	2.1%
International
Meeting Revenues	$85.9	$4.9	$90.8	$91.3	—	$91.3	-5.9%	-5.9%	-0.5%	-0.5%
Total Revenues	$96.5	$5.3	$101.6	$103.7	—	$103.7	-6.9%	-6.9%	-1.8%	-1.8%
UK
Meeting Revenues	$33.3	$1.9	$35.2	$37.6	—	$37.6	-11.4%	-11.4%	-6.5%	-6.5%
Total Revenues	$37.2	$2.1	$39.3	$42.0	—	$42.0	-11.3%	-11.3%	-6.3%	-6.3%
CE
Meeting Revenues	$41.8	$3.8	$45.6	$42.9	—	$42.9	-2.5%	-2.5%	6.4%	6.4%
Total Revenues	$46.5	$4.2	$50.6	$48.0	—	$48.0	-3.1%	-3.1%	5.6%	5.6%
Internet Revenues	$60.5	$0.4	$60.9	$49.7	—	$49.7	21.7%	21.7%	22.5%	22.5%
Operating Income	$90.4	$1.5	$91.9	$101.2	$(1.1)	$100.2	-10.7%	-9.7%	-9.2%	-8.3%
Operating Income Margin	27.4%		27.4%	31.2%		30.9%
Net Income	$44.4	$0.9	$45.3	$52.6	$(0.7)	$51.8	-15.5%	-14.3%	-13.8%	-12.6%

Note: Totals may not sum due to rounding.

*	Includes impact of U.K. self-employment ruling of $1.1 million.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

							YTD 2010 Variance
	YTD 2010			YTD 2009			2010 GAAP		2010 Constant Currency
		Currency	Constant				vs 2009	vs 2009	vs 2009	vs 2009
	GAAP	Adjustment	Currency	GAAP	Adjustments*	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Selected Financial Data
Consolidated Company Revenues	$1,095.3	$(7.1)	$1,088.2	$1,087.6	—	$1,087.6	0.7%	0.7%	0.1%	0.1%
NACO
Meeting Revenues	$519.7	$(3.4)	$516.3	$530.9	—	$530.9	-2.1%	-2.1%	-2.7%	-2.7%
Total Revenues	$559.2	$(3.4)	$555.8	$572.6	—	$572.6	-2.3%	-2.3%	-2.9%	-2.9%
International
Meeting Revenues	$303.7	$(1.6)	$302.1	$305.1	—	$305.1	-0.5%	-0.5%	-1.0%	-1.0%
Total Revenues	$340.3	$(2.4)	$338.0	$344.5	—	$344.5	-1.2%	-1.2%	-1.9%	-1.9%
UK
Meeting Revenues	$107.1	$0.7	$107.8	$117.1	—	$117.1	-8.5%	-8.5%	-7.9%	-7.9%
Total Revenues	$119.9	$0.8	$120.7	$130.6	—	$130.6	-8.2%	-8.2%	-7.6%	-7.6%
CE
Meeting Revenues	$162.5	$3.1	$165.7	$157.6	—	$157.6	3.1%	3.1%	5.1%	5.1%
Total Revenues	$180.1	$3.3	$183.5	$175.7	—	$175.7	2.5%	2.5%	4.4%	4.4%
Internet Revenues	$176.4	$(1.3)	$175.1	$148.4	—	$148.4	18.9%	18.9%	18.0%	18.0%
Operating Income	$294.0	$0.3	$294.4	$306.4	$1.9	$308.3	-4.0%	-4.6%	-3.9%	-4.5%
Operating Income Margin	26.8%		27.1%	28.2%		28.4%
Net Income	$145.3	$(0.2)	$145.5	$158.6	$0.9	$159.5	-8.4%	-8.9%	-8.3%	-8.8%

Note: Totals may not sum due to rounding.

*	Includes impact of U.K. self-employment ruling of $3.2 million and excludes restructuring charges of $5.1 million.